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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.


Date of Report (Date of earliest event reported):   February 7, 1997


                                   ACTV, INC.

             (Exact name of registrant as specified in its charter)



  Delaware                      1-10377                        94-2907258
(State or other             (Commission File               (I.R.S. Employer
jurisdiction of                 Number)                   Identification No.)
organization)


         1270 Avenue of the Americas
         New York, New York                            10020
         (Address of Principal                        Zip Code
         Executive Office)

Registrant's telephone number, including area code:  (212) 262-2570



                                 Not Applicable
          (Former name or former address; if changed since last report)

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ITEM 5.        OTHER EVENTS.

     The Company announced its plans to raise approximately $25 million in a private placement through the issuance of debt of one of its subsidiaries. Exhibit A is attached hereto pursuant to Rule 135c of the Securities Act of 1933.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ACTV, Inc.


February 7, 1997                         /s/  William Samuels
                                         ------------------------------
                                     By: William Samuels, President

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